First Financial Bancorp Investor Presentation Second Quarter 2012 EXHIBIT 99.1

2 Certain statements contained in this presentation which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: • management’s ability to effectively execute its business plan; • the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance; • U.S. fiscal debt and budget matters; • the ability of financial institutions to access sources of liquidity at a reasonable cost; • the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures; • the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); • the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our loan originations and securities holdings; • our ability to keep up with technological changes; • failure or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers; • our ability to comply with the terms of loss sharing agreements with the FDIC; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings and other acquired subsidiaries; • the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our company; • expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected; • our ability to increase market share and control expenses; • the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC; • adverse changes in the securities, debt and/or derivatives markets; • our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services; • monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry; • our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2011, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events. Forward Looking Statement Disclosure

Focused Business Strategy

- Client intimate strategy focused on long-term, profitable relationships with clients
- Strong sales culture across all business lines
- Lines of business
  - Commercial
  - Retail
  - Wealth Management
- Target clients – individuals and small / mid-size businesses located in-market
- Ohio, Indiana and Kentucky
  - 122 locations[1] primarily focused on metro and near-metro markets
- Primary focus and value creation is through organic growth in key regional markets
- Key initiatives for additional revenue growth
  - Mortgage
  - Small business banking



Schererville
Fort Wayne
INDIANA
Lafayette
OHIO
Indianapolis
Dayton
Cincinnati
Edgewood

Top SBA Lenders - SBA Fiscal Year 2011
Southwest Ohio[1]

2011 Rank	Name	Number of Loans	Annual Increase (%)	Total Loans ($MM)	Annual Increase (%)
1	Huntington Bank	168	124.0	$ 19.4	65.0
2	**First Financial Bank**	**68**	**106.1**	**26.0**	**278.9**
3	US Bank	40	(20.0)	6.0	34.4
4	Chase	19	35.7	4.2	182.6
5	RiverHills Bank	18	(41.9)	4.1	(19.1)
6	Fifth Third Bank	14	(26.3)	5.8	26.0
6	Key Bank	14	75.0	3.9	153.9
7	PNC Bank	12	100.0	1.2	(28.2)
8	Stock Yards Bank & Trust	11	37.5	2.0	33.8

Source: Small Business Administration; Business Courier
[1] Counties of Butler, Clermont, Hamilton and Warren

FIRST
first financial bancorp

[1] Includes announced locations to be closed during the third quarter 2012

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4 Strategy and Execution – Recent History Franchise Repositioning 2005 – 2008 FDIC Acquisitions 2009 Integration / Operational Execution 2010 Capital Mgmt. / Redeployment 2011 – 2012 While the industry was pursuing growth via high-priced acquisitions and real estate lending, First Financial: While the industry was dealing with credit and operational issues, First Financial capitalized on FDIC-assisted acquisitions in a non- competitive environment: As competition heated up for FDIC acquisitions and deal pricing increased, First Financial focused internally on operations: While the M&A market remains slow and the industry struggles with capital deployment, First Financial: Consolidated 14 charters, implemented one brand and updated IT infrastructure to drive efficiency Sold NPAs in a strong pricing environment Exited non-strategic business lines such as insurance, indirect auto and mortgage servicing Consolidated / sold non- strategic and underperforming branch locations Moved headquarters to Cincinnati and expanded operations in this market Recruited key additions to management team Completed $103.5 million common equity offering Peoples Community Asset discount of approximately 7% Irwin Union Bank & Trust / Irwin Union FSB Asset discount of approximately 25% Pre-tax bargain purchase gain of $342.5 million Both transactions substantially increased branch presence within strategic operating footprint Strategic core deposit retention, covered loan performance and subsequent growth have exceeded initial expectations Completed $96.5 million common equity offering Completed the operational integration of the 2009 FDIC- assisted transactions Exited non-strategic markets associated with the acquisitions Invested in business lines identified for future growth opportunities Used liquidity to prepay $232 million of FHLB advances, enhancing net interest margin in future periods Implemented efficiency initiatives designed to lower operating costs Acquired 16 branches from Liberty Savings Bank, 12 of which are located in the Dayton market Acquired 22 branches from Flagstar Bank, 18 of which are located in the Indianapolis market Both transactions expected to drive growth across all business lines in key strategic metropolitan markets Announced implementation of variable dividend / 100% payout, increasing total shareholder return while maintaining flexibility to capitalize on future opportunities

5 Franchise Summary Comparison Consistent and solid profitability LTM ROAA of 1.07% compared to peer median of 0.92% LTM ROAE of 9.53% compared to peer median of 7.79% LTM net interest margin of 4.47% compared to peer median of 3.78% Capital levels extremely robust and have capacity to support significant asset growth Tangible common equity of 9.91% compared to peer median of 8.73% Total capital ratio of 18.42% compared to peer median of 15.33% Estimated asset growth capacity of approximately $1.6 billion under current regulatory guidelines Dividend payout ratio of 100% and yield of 7.3% Peer median LTM dividend payout ratio of 37% Peer median dividend yield 2.71% Low risk balance sheet Risk weighted assets / total assets of 59% compared to peer median of 68% Quarterly return on average risk weighted assets of 1.92% compared to peer median of 1.30% Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); peer median data as of June 30, 2012 except for risk weighted asset data which is as of March 31, 2012. Dividend valuation data as of August 29, 2012. Source: Peer Group median data obtained from SNL Financial

6 Second Quarter 2012 Financial Highlights Quarterly net income of $17.8 million, or $0.30 per diluted common share Adjusted pre-tax, pre-provision income remained solid, totaling $30.2 million, or 1.92% of average assets Continued strong profitability Return on average assets of 1.13% Return on average risk-weighted assets of 1.92% Return on average shareholders’ equity of 9.98% Quarterly net interest margin remains strong at 4.49% Cost of deposit funding continues to improve as a result of strategic initiatives Classified assets declined $9.1 million, or 5.9%, compared to the linked quarter Uncovered loan balances increased 6.7% on an annualized basis compared to March 31, 2012 Strong growth in the commercial real estate portfolio Increasing contribution from specialty finance product lines Continued focus on efficiency and optimal use of resources Completed / announced the consolidation or market exit of 16 locations Estimated annual pre-tax operating costs of $3.0 million associated with all locations, net of anticipated revenue impact related to deposit attrition

7 Pre-Tax, Pre-Provision Income Trend Adjusted pre-tax, pre-provision income represents income before taxes plus provision for all loans less FDIC loss share income and accelerated discount adjusted for significant nonrecurring items The decrease in second quarter 2012 adjusted PTPP income was driven primarily by a decline in net interest income, partially offset by higher fee revenue $30,871 $33,036 $31,468 $31,191 $30,178 1.99% 2.14% 1.92% 1.94% 1.92% 2Q11 3Q11 4Q11 1Q12 2Q12 Dollars in thousands Adjusted PTPP Income Adjusted PTPP / Average Assets

8 Components of Net Interest Income Net interest margin decreased 2 bps during the second quarter 2012 to 4.49% Deposit strategies continued to positively impact net interest margin as higher cost time deposits decreased $159.4 million and the cost of deposit funding declined to 49 bps Yield earned on covered loans remains strong at 11.40% $65.9 $65.2 $65.5 $66.7 $64.8 2Q11 3Q11 4Q11 1Q12 2Q12 Dollars in millions Net Interest Income $5,734 $5,813 $4,620 $4,445 5.44% 4.96% 1.04% 0.64% 4.61% 4.49% 2Q11 3Q11 4Q11 1Q12 2Q12 Dollars in millions Average Earning Assets Average Interest-Bearing Liabilities Yield on Interest-Earning Assets Cost of Interest-Bearing Liabilities Net Interest Margin

9 Commercial Lending Commercial & Industrial Real Estate Loan Portfolio by Geography Loan Portfolio by Industry Target loan size is $1 million to $15 million Increased focus on middle market business clients (generally up to $30 million revenue) Specialty finance designed to expand product set and increase client base Business banking and SBA lending for smaller businesses Target loan size is $1 million to $15 million Regional and local developers and investors Dedicated ICRE sales team of experts Owner occupied real estate is a critical part of relationship building & retention Interest rate derivatives “By Industry” graph excludes equipment leasing Loan Composition Chart data based on strategic balances which include both covered and uncovered loans

10 Retail Lending $1.1 billion in total strategic loans, including home equity, mortgage, business banking and credit cards Mortgage loan originators located across footprint with concentrations in Cincinnati, Dayton and Indianapolis Business banking sales managers located in sales centers Serving retail households in Ohio, Indiana and Kentucky markets Revenue Contribution Loan Composition Loan Portfolio by Geography Greater Cincinnati/KY 43% Indiana 26% Northern & Central Ohio 25% Corporate 6% Home Equity/ Installment 41% Residential Mortgage 37% Business Banking 10% Credit Card 8% Other 4% Home Equity/ Installment 45% Residential Mortgage 40% Business Banking 8% Credit Cards 3% Other 4% Chart data based on strategic balances which include both covered and uncovered loans

11 Investment Portfolio Investment portfolio represents 26.6% of total assets Average balance of investments increased $48.9 million, or 2.9%, during the second quarter 2012 Yield earned on portfolio was 2.46% during the second quarter 2012 As of June 30, 2012 Securities Securities Other Total Percent Tax Equiv. Effective (Dollars in thousands) HTM AFS Investments Securities of Portfolio Yield Duration Agencies 21,080$ 26,117$ -$ 47,197$ 2.8% 2.80% 3.1 CMO - fixed rate 534,662 105,671 - 640,333 38.4% 2.24% 1.6 CMO - variable rate - 210,900 - 210,900 12.6% 0.74% 1.0 MBS - fixed rate 130,481 249,857 - 380,338 22.8% 2.92% 1.7 MBS - variabl rate 185,166 72,539 - 257,705 15.4% 2.66% 2.3 Municipal 2,149 7,663 - 9,812 0.6% 7.14% 0.4 Corporate - 40,315 - 40,315 2.4% 6.26% 7.8 Other AFS securities - 11,456 - 11,456 0.7% 2.61% 0.1 Regulatory stock - - 71,492 71,492 4.3% 3.83% - 873,538$ 724,518$ 71,492$ 1,669,548$ 100.0% 2.48% 1.8

12 Cost of Interest Bearing Deposits Cost of interest-bearing deposits declined 7 basis points to 0.61% as a result of rationalization strategies Over 30% of total time deposits represent single service relationships with a weighted average cost of 1.82% Retained single service time deposits are renewing at rates no higher than 20 basis points Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on most recent financial information as of July 26, 2012. 2.02% 1.65% 1.51% 1.49% 1.45% 1.40% 1.34% 1.29% 1.16% 1.04% 0.98% 0.89% 0.75% 0.68% 0.61% 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 Cost of Interest Bearing Deposits First Financial Peer Group Median Source: Peer Group median data obtained from SNL Financial

13 Capitalization Primary component of capital is common equity Capital ratios varied slightly from prior quarter due to decrease in total tangible assets but increase in risk-weighted assets Capitalization levels still remain among industry leaders and provide ability to support $1.6 billion in additional assets under stated capital thresholds and current regulatory guidelines 10.38% 10.33% 10.40% 11.11% 10.38%7.96% 8.06% 8.28% 8.12% 8.39% 3Q10 4Q1 1Q11 2Q1 3Q11 First Financial Peer Group Median Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on most recent financial information as of August 29, 2012. Source: Peer Group median data obtained from SNL Financial 8.12% 8.37% 8.46% 8.62% 8.73% 11.11% 10.38% 9.23% 9.66% 9.91% 2Q11 3Q11 4Q11 1Q12 2Q12 TCE / Tangible Assets 9.92% 9.77% 9.66% 9.62% 9.64% 11.01% 10.87% 9.87% 9.94% 10.21% 2Q11 3Q11 4Q11 1Q12 2Q12 Tier 1 Leverage Ratio 13.87% 13.85% 13.51% 13.52% 13.32% 20.14% 18.81% 17.47% 17.18% 17.14% 2Q11 3Q11 4Q11 1Q12 2Q12 Tier 1 Capital Ratio 15.47% 15.81% 15.41% 15.45% 15.33% 21.42% 20.08% 18.74% 18.45% 18.42% 2Q11 3Q11 4Q11 1Q12 2Q12 T tal Capital Ratio

14 Variable Dividend / 100% Payout Ratio 100% dividend payout ratio comprised of two components: Regular dividend based on stated payout of between 40% - 60% of quarterly earnings; currently $0.15 per share Variable dividend based on the remainder of quarterly EPS; $0.15 per share based on second quarter 2012 earnings Stated capital thresholds include a tangible equity ratio of 7%, tier 1 leverage ratio of 8% and total capital ratio of 13%; current capital levels are well in excess of these thresholds and can support significant growth under current regulatory guidelines Variable dividend is intended to provide an enhanced return to our shareholders and avoid adding to our capital position until capital deployment opportunities arise, such as acquisitions or organic growth, that move the Company towards its capital thresholds Variable dividend will continue for the next five quarterly dividend payments. Capital retention needs are expected to increase as loans covered under loss share agreements with the FDIC migrate to our uncovered portfolio Source: Bloomberg; reflects period since First Financial’s second quarter 2011 earnings release when initiation of variable dividend was announced; July 28, 2011 through August 29, 2012. 7.2% 11.3% 10.0% 3.2% First Financial KBW Regional Bank Index Total Return Comparison Since Announcement of Variable Dividend Price Appreciation Dividend Return 17.2% 14.5%

15 Low Risk Balance Sheet Only 48% of First Financial’s total assets are 100% risk-weighted assets, over 14% lower than the peer group median First Financial’s percentage of total risk- weighted assets to total assets is 59.5%, over 11% lower than the peer group median The lower percentages are driven by the meaningful balance of high-yielding loans covered under loss share agreements with the FDIC Return on risk-weighted assets significantly exceeds peer median performance First Financial generates higher returns on a lower risk balance sheet relative to the peer group Total Assets by Risk Weighting % As of June 30, 2012 (Dollars in millions) $2,996 48% $522 8% $2,668 42% $97 2% 100% 50% 20% 0% Peer % of 100% RWAs = 55.30% Return on Avg. Risk Weighted Assets = 1.92% (Peer Median = 1.30%) Risk Weighted Assets / Total Assets = 59.49% (Peer Median = 67.54%) Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on financial information as of March 31, 2012

16 Credit Quality (Excluding Covered Assets) Classified assets totaled $145.6 million as of June 30, 2012, declining 5.9% compared to the linked quarter and 21.2% compared to June 30, 2011 Second quarter 2012 provision for loan losses increased $5.1 million primarily as a result of establishing or increasing specific reserves on three separate commercial and CRE credits, totaling $6.1 million in the aggregate 10.38% 10.33% 10.40% 11.11% 10.38%7.96% 8.06% 8.28% 8.12% 8.39% 3Q10 4Q1 1Q11 2Q1 3Q11 First Financial Peer Group Median Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on most recent financial information as of July 26, 2012. Source: Peer Group median data obtained from SNL Financial 1.88% 1.75% 1.77% 1.67% 1.55% 1.50% 1.40% 1.31% 1.52% 1.57% 2Q11 3Q11 4Q11 1Q12 2Q12 NPAs / Total Assets 2.55% 2.28% 2.19% 2.10% 2.04% 2.65% 2.60% 2.57% 2.79% 2.76% 2Q11 3Q11 4Q11 1Q12 2Q12 NPLs / Total Loans 1.88% 1.81% 1.62% 1.59% 1.58% 1.92% 1.86% 1.77% 1.67% 1.69% 2Q11 3Q11 4Q11 1Q12 2Q12 Reserves / Total Loans 75.00% 80.50% 82.02% 85.62% 86.91% 72.51% 71.35% 68.84% 59.82% 61.25% 2Q11 3Q11 4Q11 1Q12 2Q12 Reserves / NPLs

17 Selective Acquisitions Supplements organic growth strategy through expansion in strategic markets Transactions met all internal criteria for acquisitions Loss sharing arrangements provide significant protection on acquired loans Developed scalable covered asset and loss share management team comprised of credit, legal, accounting and finance Peoples (FDIC) July 31, 2009 19 banking centers $521mm deposits $331mm in loss share covered loans1 No first loss position Irwin (FDIC) September 18, 2009 27 banking centers $2.5B deposits $1.8B in loss share covered loans1 No first loss position Flagstar Banking Centers December 2, 2011 22 banking centers $342mm retail deposits $123mm government deposits Loan Portfolio June 30, 2009 $145 mm select performing commercial and consumer loans Banking Centers August 28, 2009 Three banking centers in Indiana $85mm deposits $41mm in select performing commercial and consumer loans Liberty Banking Centers September 23, 2011 16 banking centers $342mm deposits $127mm in select in-market performing loans 1 Estimated fair market value of loans We will continue to evaluate opportunities but never lose sight of the core franchise Core philosophy and strategy remain unchanged

18 Franchise Highlights 1. Strong operating fundamentals – 87 consecutive quarters of profitability 2. Strong capital levels 3. Dividend yield in excess of 7.0% 4. Low risk balance sheet 5. Credit metrics have remained strong throughout the economic downturn 6. Solid market share in strategic operating markets 7. Platform for growth in commercial and CRE business lines in our key metropolitan markets and building scale in specialty finance product offerings

Appendix Investor Presentation Second Quarter 2012

Pre-Tax, Pre-Provision Income

Dollars in thousands	For the three months ended June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Pre-tax, pre-provision income [1]	$ 32,636	$ 30,020	$ 33,015	$ 31,814	$ 32,845
Less: accelerated discount on covered loans	3,764	3,645	4,775	5,207	4,756
Plus: loss share and covered asset expense [2]	4,317	3,043	2,521	3,755	2,621
Pre-tax, pre-provision income, net of accelerated discount and loss on covered OREO	33,189	29,418	30,761	30,362	30,710
Less: gain on sales of investment securities	-	-	2,541	-	-
Less: gain on sales of non-mortgage loans [3]	171	66	290	700	429
Less: gain related to litigation settlement	5,000	-	-	-	-
Plus: acceleration of deferred swap fees associated with trust preferred redemption	-	-	-	-	590
Plus: One-time expenses related to branch acquisitions	-	-	1,037	1,791	-
Plus: One-time other exit and retention costs	2,160	-	2,501	1,583	-
Plus: One-time pension, trust and other costs	-	1,839	-	-	-
Adjusted pre-tax, pre-provision income	$ 30,178	$ 31,191	$ 31,468	$ 33,036	$ 30,871

[1] Represents income before taxes plus provision for all loans less FDIC loss sharing income
[2] Reimbursements related to losses on covered OREO and other credit-related costs are included in FDIC loss sharing income, which is excluded from the pre-tax, pre-provision income above
[3] Represents gain on sale of loans originated by franchise finance business

FIRST
first financial bancorp
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21 Revenue by Source  Strategic – Elements of the business that either existed prior to the acquisitions or were acquired with the intent to retain and grow. On a reported basis, approximately 75% of total revenue is derived from strategic businesses. Not including the FDIC loss sharing income and other non-recurring items, strategic operations represents 87% of total revenue.  Acquired-Non-Strategic – Elements of the business that the Company intends to exit but will continue to support to obtain maximum economic value. No growth or replacement is expected. Revenue will decrease over time as loans and deposits will not be renewed when they mature.  FDIC Loss Sharing Income – In accordance with guidance provided by the SEC, amounts recoverable from the FDIC related to credit losses on covered loans under loss sharing agreements are required to be recorded as noninterest income  Accelerated Discount on Loan Prepayments and Dispositions – The acceleration of the unrealized valuation discount. Noninterest income results from the prepayment or sale of covered loans. This item will be ongoing but diminishing as covered loan balances decline over time. Total Revenue: $98.4 million For the Three Months Ended June 30, 2012 (Dollars in millions) $74.1 75% $7.2 7% $8.3 9% $3.8 4% $5.0 5% Strategic Transition Related/Acquired-Non-Strategic FDIC Loss Sharing Income Accelerated Discount on Paid in Full Loans Other

22 Noninterest Income and Expense Components of Noninterest Income For the Three Months Ended June 30, 2012 (Dollars in millions) Components of Noninterest Expense For the Three Months Ended June 30, 2012 (Dollars in millions) $16.4 49% $8.3 25% $5.0 15% $3.8 11% Strategic FDIC Loss Sharing Income Other Non-strategic Accelerated Discount on Paid in Full Loans $49.2 85% $1.0 2% $7.3 13% Strategic FDIC Support Other Non-strategic

23 Deposit and Loan Composition Total Deposits – $5.1 billion As of June 30, 2012 (Dollars in millions) Gross Loans – $3.9 billion As of June 30, 2012 (Dollars in millions) $5,046 99% $56 1% Strategic Acquired-Non-Strategic $3,480 89% $436 11% Market exits are complete; acquired-non-strategic deposits consist primarily of time deposits in Western, Michigan and Louisville markets and brokered CDs.

24 Loan Composition In-house lending limit of $15 million – significantly below legal limit 23.1% of total loans covered under FDIC loss share agreements Total uncovered loans increased $49.1 million, or 6.7% on an annualized basis, compared to the linked quarter driven by growth in CRE and specialty finance product lines Total Loan Portfolio – $3.9 billion June 30, 2012 25% 3% 48% 10% 11% 3% Commercial Real estate - construction Real estate - commercial Real estate - residential Home equity Installment and other Covered Loans - $0.9 billion 16% 2% 61% 12% 7% 2% Uncovered Loans - $3.0 billion 27% 3% 44% 10% 12% 4%

25 Uncovered Loans – Real Estate Collateral Construction and acquisition and land development loans represent small portion of overall portfolio Commercial real estate and constructions loans located primarily in Ohio and Indiana markets Total Uncovered Loan Portfolio – $3.0 billion June 30, 2012 3% 44% Real estate - construction Real estate - commercial $1,321,446 $86,173 Dollars in thousands 64% 35% 1% Non-owner occupied Owner occupied Acquisition & land development

26 Deposit Composition Non-time deposit balances declined $139.8 million during the second quarter 2012, driven by a $162.2 million decrease in public fund interest-bearing demand and money market balances Offsetting the decline in public fund balances was an increase of $64.5 million in core noninterest-bearing accounts Time deposit balances decreased $159.4 million during the second quarter 2012 as a result of the continued focus on reducing non- core relationship deposits Deposit rationalization strategies related to deposit pricing continued to have a positive impact as the total costs of deposit funding declined to 49 bps, or 14.0% compared to the first quarter 2012 Rationalization strategies are improving the quality of the deposit base and resulting in a stronger, core-funded balance sheet Total Deposits – $5.1 billion June 30, 2012 21% 23% 30% 26% Noninterest-bearing deposits Interest-bearing deposits Savings and MMDA Time deposits

27 Funding Structure and Cost of Funds Average Balances – Total Interest Bearing Liability Composition Average Balances – Deposit Composition Total Cost of Funds (1) Not included in cost of funds calculation Total Cost of Deposits Co s t of F u n d s 19.9%17.0%15.7%14.4% 22.7% 23.5%25.3% 22.6% 30.6%30.7%29.5% 32.5% 26.8%28.8%29.6%30.5% 2Q121Q124Q113Q11 Noninterest-bearing deposits Interest-bearing deposits Savings Time deposits 0.93% 0.79% 0.72% 0.64% 0.76% 0.64% 0.57% 0.49% 0.00% 0.00% 0.00% 0.00% 0.24% 0.17% 0.14% 0.11% 0.34% 0.20% 0.15% 0.12% 1.97% 1.80% 1.69% 1.60% 19.0%16.5%15.2%13.9% 51.1%52.6%53.1%53.1% 25.6%28.0%28.7%29.3% 4.3%2.9%3.1%3.7% 2Q121Q124Q113Q11 Noninterest-bearing deposi s (1) Intere t-bearing deps. and avings Time deposits Borrowed funds

28 Covered Loan Balances During the second quarter 2012, the total balance of covered loans decreased $82.8 million, 8.4%, as compared to March 31, 2012 Covered Loan Activity - Second Quarter 2012 Reduction in Recorded Investment Due to: March 31, Contractual Net Loans With June 30, (Dollars in thousands) 2012 Sales Prepayments Activity 1 Charge-Offs 2 Coverage Rem. 2012 Commercial 164,933$ -$ 14,360$ 7,365$ 1,199$ -$ 142,009$ Real estate - construction 16,727 - 35 566 793 - 15,333 Real estate - commercial 609,141 1,285 35,579 13,159 1,399 1,046 556,673 Real estate - residential 115,428 - 2,667 939 102 - 111,720 Installment 12,079 - 333 99 6 - 11,641 H me equity 64,824 - 3,155 (1,870) 377 - 63,162 Other covered loans 3,487 - - 163 - - 3,324 Total covered loans 986,619$ 1,285$ 56,129$ 20,421$ 3,876$ 1,046$ 903,862$ 1 Includes partial paydow ns, accretion of the valuation discount and advances on revolving loans 2 Indemnified at 80% from the FDIC

Covered Loan Activity

- The majority of the loans acquired as part of the FDIC-assisted transactions are accounted for under ASC Topic 310-30 which requires the Company to periodically update its forecast of expected cash flows from these loans.
- As of June 30, 2012, the allowance for loan and lease losses attributed to valuation of loans accounted for under ASC Topic 310-30 was $48.3 million, an increase of $2.2 million from the first quarter 2012. Expected payments from the FDIC, in the form of FDIC loss sharing income, offset approximately 80% of the recorded impairment and charge-offs.
- Covered loans continue to maintain yields significantly higher than the Company's uncovered loan portfolio.

Dollars in thousands	Balance as of June 30, 2012	Second Quarter 2012 Results: Current Period Impairment	Second Quarter 2012 Results: Impairment Recapture / Relief	Second Quarter 2012 Results: Net Current Period Impairment	Second Quarter 2012 Results: Improvement	Projected Wtd. Avg. Rate	Life-to-Date Avg. Rate	Day 1 Projected Rate
Total loans	$ 835,164	$ 8,533	$ (6,362)	$ 2,171	$ 818	10.87% [1]		
Allowance for loan and lease losses	(48,327)	-	-	-	-	0.67%		
Total net loans	$ 786,837	$ 8,533	$ (6,362)	$ 2,171 [3]	$ 818	11.54% [2]	10.78%	9.10%
FDIC indemnification asset	$ 146,765	NA	NA	NA	NA	(5.45%)	1.13%	6.50%
				Weighted average yield		8.87%	9.45%	8.75%

[1] The actual yield realized may be different than the projected yield due to activity that occurs after the periodic valuation.
[2] Accretion rates are applied to the net carrying value of the loan which includes the allowance for loan and lease losses.
[3] Covered loan provision expense of $6.1 million was comprised of net charge-offs during the period of $3.9 million and net impairment / (relief) of $2.2 million.

first financial bancorp

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30 Covered Loan Performance While covered loans continue to decline, better than expected performance has resulted in a consistently high yield on the portfolio Improvement and impairment result from quarterly re-estimation of cash flows expectations; net present value of expected cash flows are influenced by the amount and timing of such cash flows $1,243 $1,151 $1,053 $987 $904 11.03% 11.38% 11.16% 11.15% 11.40% 2Q11 3Q11 4Q11 1Q12 2Q12 Dollars in millions Covered Loan Balances and Yields Ending Balance of Covered Loans Yield on Covered Loans $(19,489) $2,932 $5,277 $(3,321) $(2,171) $777 $1,990 $2,443 $3,333 $818 2Q11 3Q11 4Q11 1Q12 2Q12 Dollars in thousands Quarterly Valuation Results Net (Impairment) / Relief Improvement

31 Components of Covered Asset Credit Losses For the three months ended June 30, Dollars in thousands 2012 Description Net incremental impairment for period $2,171 Reduction in expected cash flows related to certain loan pools net of prior period impairment relief / recapture Net charge-offs 3,876 Represents actual net charge-offs of the recorded investment in covered loans during the period 1 Provision for loan and lease losses - covered 6,047 Loss on sale - covered OREO 1,232 Other credit-related expenses 3,085 Total gross credit losses $10,364 FDIC loss share income $8,280 Represents receivable due from FDIC on estimated credit (Nonintere t income) losses; calculated as approximately 80% of gross credit losses related to covered assets $2,084 Difference between these two amounts represents actual credit costs for the period 1 Investment in covered loans originally recorded at less than unpaid principal balance to reflect anticipated credit losses at time of acquisition $2,638 $1,998 $3,178 $2,084 3Q11 4Q11 1Q12 2Q12 Actual Covered Asset Credit Losses

32 Reinvestment of Covered Loan Proceeds As of June 30, Dollars in thousands 2012 Recorded investment 1 $903,862 Unamortized discount 132,942 Unpaid principal balance $1,036,804 If all covered loans repaid today at 100% UPB, this is the amount of cash that would be received and reinvested in other interest- 1 Total balance of loans covered under loss share agreements. earning assets What happens when the covered loan portfolio pays down? Interest Income Comparison The “Bear Case” assumes cash proceeds from repayment of covered loans are used to purchase investment securities. The “Bull Case” assumes proceeds are used to fund loan growth. "Bear Case" "Bull Case" Covered FDIC Reinvested in Reinvested in Dollars in thousands Loans Indemn. Asset Investments New Loans Balance $903,862 $146,765 $1,036,804 $1,036,804 Yield on asset 2 11.40% (5.29%) 1.70% 3.90% Annualized interest income $17,626 $40,435 Annualized after-tax interest income per diluted share 3 $0.19 $0.45 2 Based on current or prospective asset yields as of the date of this presentation; "Bear Case" investment yield assumes purchases of securities consistent w ith current portfolio (e.g., agency MBS) 3 Based on second quarter 2012 average diluted common shares outstanding of 58,958,279; tax rate of 35% applied

Comparison of Financial Impact

The tables below present a comparison of the impact on diluted earnings per share under various scenarios

Extreme Cases

- If all acquired loans were to prepay immediately, diluted EPS would benefit by **$0.66** per share as of the second quarter 2012
- The absolute worst case scenario – a 100% loss on all acquired loans – would negatively impact diluted EPS by **$1.07** per share as of the second quarter 2012

Best Estimate

If only ASC Topic 310-30 loans were to pay as expected, the benefit to after-tax revenue per diluted share would be **$3.03**, earned over the *remaining* life of the portfolio. Current *weighted average* life is approximately 3.4 years.

Extreme Scenarios - All Acquired Loans

Recognition of Noninterest Income – Assumes All Acquired Loans Prepay Immediately

Dollars in millions	As of 6/30/12	As of 3/31/12
Unamortized discount	$133	$166
FDIC indemnification asset [1]	(121)	(136)
Allowance for loan losses - covered	48	46
Discount net of indemnification asset and allowance	$60	$76
Impact of immediate recognition of unamortized discount on after-tax diluted earnings per share [2]	$0.66	$0.84

Estimated Maximum Credit Loss Exposure – Assumes 100% Loss on Total UPB

Dollars in millions	As of 6/30/12	As of 3/31/12
FFBC share of stated loss threshold	$109	$114
FFBC share of max. additional losses	48	52
Maximum possible credit loss	157	166
FDIC indemnification asset [1]	121	136
Unamortized discount	(133)	(166)
Allowance for loan losses - acquired	(48)	(46)
Adjusted max. possible credit loss	$97	$90
Impact of immediate recognition of additional credit losses on after-tax diluted earnings per share [2]	($1.07)	($0.99)

Payment as Expected

Recognition of Interest Income – Assumes Loans Amortize Over Expected Life

Dollars in millions	As of 6/30/12	As of 3/31/12
Total expected cash flows	$1,120	$1,226
Recorded investment	837	914
Total accretable difference	283	312
FDIC indemnification asset [3]	(8)	(14)
Total net accretable difference	$275	$298
Impact of accretable difference on after-tax revenue per diluted share over the expected life of the loans [2]	$3.03	$3.29

[1] Represents the amount presented on the balance sheet less claims submitted to the FDIC but not yet received and FDIC indemnification related to OREO

[2] Based on second quarter 2012 average diluted common shares outstanding of 58,958,279 and first quarter 2012 average diluted common shares outstanding of 58,881,043; tax rate of 35% applied

[3] Projected amortization of FDIC indemnification asset over average expected life of portfolio

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Accounting for Covered Loans

Accounting treatment options regarding income recognition when a loan accounted for under ASC Topic 310-30 exits the pool prior to maturity:



Income recognition options subsequent to paid in full exit event
First Financial's option
Covered Loan Portfolio
Accounting Treatment: ASC Topic 310 - 30
Accounting Unit Consideration: Accounting Pools
Recognize Accelerated Discount
OR
Prospective Yield Adjustment on Pool
Choice of income recognition option does not impact total pre-tax income or diluted EPS earned over life of loans – only affects timing of recognition

Estimated net interest margin and diluted earnings per share assuming accelerated discount was recognized as a prospective yield adjustment on accounting pools:

	Pro Forma Net Interest Margin				Pro Forma Diluted Earnings Per Share			
	First Quarter 2012		Second Quarter 2012		First Quarter 2012		Second Quarter 2012	
Dollars in thousands, except per share amounts					Pre-Tax	EPS [2]	Pre-Tax	EPS [2]
Actual		**4.51%**		**4.49%**		**$0.29**		**$0.30**
Incremental interest income [1]	$3,803		$4,073		$3,803	0.04	$4,073	0.04
Recognized accelerated discount	-		-		(3,645)	(0.04)	(3,764)	(0.04)
Average earning assets	5,950,151		5,813,267		-	-	-	-
Incremental net interest margin		0.26%		0.28%				
Pro forma		**4.77%**		**4.77%**		**$0.29**		**$0.30**

[1] Assumes accelerated discount recognized to date is added back to the accounting pools and accreted into income based on the weighted average life of the pools as of the applicable quarter the accelerated discount was recorded

[2] Earnings per share impact based on the applicable period's average diluted shares outstanding; tax rate of 35% applied

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First Financial Bancorp Investor Presentation Second Quarter 2012